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                                                                    EXHIBIT 10.2

                                   AGREEMENT

         This Agreement (the "Agreement") is entered into as of the 14th day of August, 2003, by IPOF Fund, LP, an Ohio limited partnership ("IPOF"), David Dadante, an individual resident of Ohio and the general partner of IPOF ("Dadante", and together with IPOF and any other persons or entities with which he may constitute a "group", as defined in and pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shall be referred to herein as the "IPOF Group"), and Innotrac Corporation, a Georgia corporation (the "Company").

         WHEREAS, the IPOF Group is currently the beneficial owner of 2,362,788 shares of the Company's Common Stock, which represents approximately 20.57% of the shares of such class outstanding.

         WHEREAS, Mr. Dadante is the general partner of IPOF and holds voting power and dispositive power over any shares of Common Stock beneficially owned by IPOF.

         WHEREAS, the Company is a party to that certain Rights Agreement dated as of December 31, 1997 between it and SunTrust Bank, as amended (the "Rights Agreement"), which provides that any person or group which is the beneficial owner of 15% of more of the outstanding Common Stock shall be deemed to be an Acquiring Person (as defined in the Rights Agreement), unless the so-called "inadvertent acquisition" exception in Section 1(a) of the Agreement is applicable.

         WHEREAS, the Board of Directors has determined in good faith to amend the Rights Agreement so as to exclude the IPOF Group from the definition of Acquiring Person unless and until the IPOF Group becomes the beneficial owner of more than 25% of the Company's outstanding Common Stock, as set forth in Amendment No. 2 to the Rights Agreement ("Amendment No. 2").

         WHEREAS, the Company and the IPOF Group desire to establish in this Agreement certain conditions of the IPOF Group's relationship with the Company.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth in this Agreement, the parties hereby agree as follows:

         1. Dadante and IPOF represent and warrant that (1) the first and second recitals of this Agreement are true and correct, (2) the IPOF Group crossed the 15% beneficial ownership threshold under the Rights Agreement inadvertently, and was completely without knowledge of the existence of the Rights Agreement until on or about July 30, 2003, (3) the shares of Common Stock beneficially owned by the IPOF Group are and will be held in the ordinary course of business and are not and will not be held for the purpose of or with the effect of changing or influencing the control of the Company, and (4) they are aware
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                  of the existence of the Rights Agreement and agree to comply with all aspects of the Agreement in the future.

         2. Term. The term (the "Term") if this Agreement shall commence on the date hereof and shall continue until the date on which the IPOF Group beneficially owns less than fifteen percent (15%) of the Company's outstanding Voting Securities. For purposes of this Agreement, the term "Voting Securities" shall mean any securities entitled to vote generally on matters required to be presented for a vote by the shareholders of the Company, or any direct or indirect rights or options to acquire any such securities or any securities convertible or exercisable into or exchangeable for such securities.

         3.       Voting and Standstill Provisions.

         3.01 Restrictions on Voting Securities. For the Term of this Agreement, the IPOF Group agrees that any and all of the Voting Securities beneficially owned by the IPOF Group that represent more than 15% of the Company's outstanding Voting Securities shall be voted by the IPOF Group in proportion to the vote(s) cast by all of the other shareholders of the Company who beneficially own Voting Securities other than the IPOF Group.

         3.02 Restrictions on Certain Actions by the IPOF Group. During the Term, or if earlier through August 6, 2006, the IPOF Group covenants that it will not, and will cause each of its Affiliates and Associates not to, singly or as part of a partnership, limited partnership, syndicate or other group (as those terms are used in Section 13(d)(3) of the Exchange Act), directly or indirectly:

         (a) acquire beneficial ownership of more than 25% of the Company's outstanding shares of Common Stock;

         (b) make, or in any way participate in any "solicitation" of "proxies" to vote (as such terms are defined in Rule 14a-1 under the Exchange
Act), solicit any consent or communicate with or seek to advise or influence any person or entity with respect to the voting of any Voting Securities or become a "participant" in any "election contest" (as such terms are defined or used in Rule 14a-11 under the Exchange Act) with respect to the Company;

         (c) form, join or encourage the formation of, any new "person" within the meaning of Section 13(d)(3) of the Exchange Act with respect to any Voting Securities;

         (d) deposit any Voting Securities into a voting trust or, other than as set forth in this Agreement, subject any such Voting Securities to any arrangement or agreement with respect to the voting thereof;


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         (e)      initiate, propose or otherwise solicit shareholders for the approval of one or more shareholder proposals with respect to the Company as described in Rule 14a-8 under the Exchange Act, or induce or attempt to induce any other person to initiate any shareholder proposal;

         (f) seek election to or seek to place a representative on the Board of Directors of the Company or, except with the approval of management of the Company, seek the removal of any member of the Board of Directors of the Company;

         (g) act to seek or control, disrupt or influence the management, policies, or affairs of the Company; or

         (h) instigate or encourage any third party to do any of the foregoing.

         4.       Transfer Restrictions.

         The IPOF Group covenants that it will comply with the conditions of rule 144 promulgated under the Securities Act of 1933, as amended, to the extent and for so long as such provisions are applicable to the IPOF Group.
Any transfers by members, partners or other such Affiliates or Associates of the IPOF Group of shares received by such persons from the IPOF Group or its Affiliates or Associates as a distribution shall be aggregated for the purposes of calculating such transfer limitations for a period of two years after the date of the distribution.

         5.       Miscellaneous.

         5.01 Enforcement. The IPOF Group, on the one hand, and the Company, on the other, acknowledge and agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically its provisions in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they may be entitled at law or in equity.

         5.02 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the transactions contemplated by such parties and may be amended only by an agreement in writing executed by both parties.

         5.03 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable, the remaining provisions shall remain in full force and effect. It is declared to be the intention of the parties that they would have executed the remaining provisions without including any that may be declared unenforceable. Notwithstanding the foregoing, in the event Amendment No. 2 to the Rights Agreement is found by a court of competent jurisdiction to be unenforceable and if the Company so requests, the IPOF Group will sell shares of Common Stock such that it owns less than 15% of the total shares of Common


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Stock then outstanding as soon as practicable, but in any event within one year from the date that the Company so requests.

         5.04. Headings. Descriptive headings are for convenience only and will not control or affect the meaning or construction of any provision of this Agreement.

         5.05. Counterparts. For the convenience of the parties, any number of counterparts of this Agreement may be executed by the parties, and each such executed counterpart will be an original instrument.

         5.06. Notices. All notice, requests, demands and other communications required or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, facsimile transmission or air courier guaranteeing overnight delivery:

         (a) if to the Company, to:

                  Innotrac Corporation
                  6655 Sugarloaf Parkway
                  Duluth, Georgia 30097-4916
                  Attention: Mr. David L. Gamsey
                  Telephone: (678) 584-4020
                  Facsimile: (678) 584-8978

                  with copies to:

                  David A. Stockton, Esquire
                  Kilpatrick Stockton LLP
                  1100 Peachtree Street, Suite 2800
                  Atlanta, Georgia 30309
                  Telephone: (404) 815-6444
                  Facsimile: (404) 541-3402

or to other such person or address as the Company shall furnish to the IPOF Group in writing;

         (b) if to the IPOF Group, to


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                  c/o Mr. David Dadante
                  25381 Chatworth Drive
                  Euclid, Ohio 44117
                  Telephone: (216) 486-0972

                  with copies to:

                  Steven L. Wasserman, Esquire
                  Chernett Wasserman Yarger Pasternak LLC
                  The Tower at Erieview
                  1301 East 9th Street, Suite 3300
                  Cleveland, Ohio 44114
                  Telephone: (216) 737-5000
                  Facsimile: (216) 737-0011

or to other such persons or address as the IPOF Group shall furnish to the Company in writing.

All notices, requests, demands and other communications shall be deemed to have been duly given; at the time of delivery by hand, if personally delivered; five
(5) business days after having been deposited in the mail, postage pre-paid, if mailed; when answered back, if telexed; when received acknowledged. If by facsimile; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

         5.07. Successors and Assigns. this Agreement shall inure to the benefit of any successor or assign of the Company.

         5.08. Governing Law. This Agreement will be governed and construed and enforced in accordance with the laws of the State of Georgia, without giving effect to the conflict of laws principles thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                    INNOTRAC CORPORATION


                                    By:   /s/ David L. Gamsey
                                         -----------------------------
                                    Its:         CFO
                                         -----------------------------


                                    DAVID DADANTE, an individual

                                     /s/ David Dadante
                                    ----------------------------------
                                    David Dadante


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                                    IPOF FUND, LP


                                    By:  /s/ David Dadante
                                        ------------------------------------
                                         David Dadante, General Partner


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